  Comstock Mining Amends Tonogold for Accelerated Gold and Silver Exploration Drilling

Virginia City, NV (March 26, 2020) Comstock Mining Inc. (the “Company”) (NYSE American: LODE) today announced that on March 20, 2020, the Company amended and restated its Membership Interest Purchase Agreement (the “Purchase Agreement”) with Tonogold Resources Inc. (“Tonogold”), increasing and accelerating certain expense reimbursements, accelerating certain exploration drilling and development programs, and extending and securing the remaining obligations due toward the purchase of the remaining ownership interests (the “Membership Interests”) in Comstock Mining LLC (“CML”), the entity that owns the Lucerne mine and related obligations.

Mr. Corrado De Gasperis, Executive Chairman and CEO stated, "Earlier this year we leased certain mineral rights to Tonogold, including the Occidental Lode (aka, the Brunswick Lode) claims, one of the least explored and more promising mineral claims groupings, running parallel to some of the most significant Comstock Lode discoveries. This amendment allows Tonogold to plan a broader drilling program, with our full collaboration and support. Tonogold has also reimbursed, and we have anticipated certain higher expenses, associated with this effort.”

In consideration for the sale of Lucerne, to date, Tonogold has made non-refundable cash payments of $6.025 million and non-refundable stock payments of $6.1 million and Tonogold received 50% of the Membership Interests of CML. For the remaining cash due, Tonogold issued a 12% secured debt note with principal amount of $5.475 million (the “Note”) dated March 20, 2020, with $1 million payable October 15, 2020, and the remaining $4.475 million payable on September 20, 2021, with cash interest paid monthly. Additional Membership Interest will be delivered to Tonogold proportionately to the cash principal payments received on the Note.

The Convertible Preferred shares (“CP shares”) can be converted to Tonogold common stock any time on or after May 22, 2020. The restated Purchase Agreement adjusted the conversion price for the CP shares to the lower of (1) $0.18 or (2) 85% of the 20-day volume weighted closing price. Tonogold can redeem the CP shares at any time prior to conversion, at a redemption price of 120% of the face value of the CP shares.

The Note is initially secured by the Membership Interests owned by Tonogold and will be secured by all of CML’s assets after the Company’s 11% Debenture has been paid in full and the liens relating thereto have been released. The Note can be prepaid at any time without penalty or premium. The Note can also be converted into common shares of Tonogold, under certain circumstances, at a conversion price equal to the lower of (1) 85% of the twenty (20) consecutive trading day volume weighted average price of Tonogold common stock or (2) an applicable price stepping up to $0.40, at the Note’s maturity date.

COVID-19

On March 12, 2020, Nevada Governor Stephen Sisolak issued a Declaration of Emergency to facilitate the State’s response to the COVID-19 pandemic. The Governor's guidance for the mining industry includes limiting gatherings to no more than 10 people, maintaining social distancing protocols where 10 or less are gathered, limiting travel, and working remotely when possible. The Company is currently operating in alignment with these guidelines for protecting the health of our employees, partners, and suppliers, and limiting the spread of COVID-19.

Liquidity & Capital Resources

The Company had total assets of $39.6 million, total current assets of $13.3 million, current liabilities of $4.4 million and net current assets of $8.9 million, including cash and cash equivalents of $1.0 million at March 25, 2020. The Company’s has approximately $5 million in debt due on January 17, 2021. Delays in management plans, including its asset sales, or accesses to the equity or debt capital markets, from extended market disruptions, coupled with the short term nature the Company’s debt, raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s current capital resources include the aforementioned cash and cash equivalents of $1.0 million, other net working capital resources, including Tonogold’s note receivable to the Company of $5.5 million, the Company’s Convertible Preferred Stock in Tonogold of $6.1 million (valued at $9.1 million at December 31, 2019), escrowed non-mining asset sales of over $10 million, expecting to close in the second quarter and other non-mining assets of over $4 million, plus equity agreements to issue securities, subject to limitations, and a loan commitment agreement with $10.0 million in unused capacity, ($9.5 million, net of fees).

Mr. De Gasperis concluded, “We are excited about Tonogold's plans for exploration drilling during the second quarter of 2020, and MCU’s deployment on both the Comstock and in the Philippines. Our entire staff is working progressively and diligently and we have not experienced any significant disruptions as a result of distancing and remote workplace disbursements that are critical for avoiding the spread of this terrible virus.  We are open for business and moving all strategic projects forward, including the sale of our non-mining assets. We look forward to extinguishing our debt during the second quarter and funding these exciting growth initiatives.”

About Comstock Mining Inc.
Comstock Mining Inc. is a Nevada-based, gold and silver mining company with extensive, contiguous property in the Comstock District and is an emerging leader in sustainable, responsible mining that is currently commercializing environment-enhancing, precious-metal-based technologies, products and processes for precious metal recovery. The Company began acquiring properties in the Comstock District in 2003. Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and completed its first phase of production. The Company continues evaluating and acquiring properties inside and outside the district expanding its footprint and exploring all of our existing and prospective opportunities for further exploration, development and mining. The Company’s goal is to grow per-share value by commercializing environment-enhancing, precious-metal-based products and processes that generate predictable cash flow (throughput) and increase the long-term enterprise value of our northern Nevada based platform.

Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: consummation of all pending transactions; project, asset or Company valuations; future industry market conditions; future explorations, acquisitions, investments and asset sales; future performance of and closings under various agreements; future changes in our exploration activities; future estimated mineral resources; future prices and sales of, and demand for, our products; future impacts of land entitlements and uses; future permitting activities and needs therefor; future production capacity and operations; future operating and overhead costs; future capital expenditures and their impact on us; future impacts of operational and management changes (including changes in the board of directors); future changes in business strategies, planning and tactics and impacts of recent or future changes; future employment and contributions of personnel, including consultants; future land sales, investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives; the nature and timing of and accounting for restructuring charges and derivative liabilities and the impact thereof; contingencies; future environmental compliance and changes in the regulatory environment; future offerings of equity or debt securities; the possible redemption of debentures and associated costs; future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: counterparty risks; capital markets’ valuation and pricing risks; adverse effects of climate changes or natural disasters; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration or mining activities; contests over title to properties; potential dilution to our stockholders from our stock issuances and recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting businesses; permitting constraints or delays; decisions regarding business opportunities that may be presented to, or pursued by, us or others; the impact of, or the non-performance by parties under agreements relating to, acquisitions, joint ventures, strategic alliances, business combinations, asset sales, leases, options and investments to which we may be party; changes in the United States or other monetary or fiscal policies or regulations; interruptions in production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, cyanide, water, diesel fuel and electricity); changes in generally accepted accounting principles; adverse effects of terrorism and geopolitical events; potential inability to implement business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors or others; assertion of claims, lawsuits and proceedings; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; inability to maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund or any other issuer.

Contact information:
Comstock Mining Inc. P.O. Box 1118 Virginia City, NV 89440 ComstockMining.com	Corrado De Gasperis Executive Chairman & CEO Tel (775) 847-4755 degasperis@comstockmining.com	Zach Spencer Director of External Relations Tel (775) 847-5272 Ext.151 questions@comstockmining.com